Exhibit 5.1

June 24, 2021

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Ladies and Gentlemen:

We have acted as special Nevada counsel to Cryoport, Inc., a Nevada corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of an aggregate of 2,850,000 shares (the “Plan Shares”) of the Company’s common stock, $0.001 par value per share, authorized for issuance pursuant to the Cryoport, Inc. 2018 Omnibus Equity Incentive Plan (as amended, the “Plan”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Plan Shares, when issued in accordance with the terms of the Plan against payment therefor, will be validly issued, fully paid and non-assessable.

Cryoport, Inc.

June 24, 2021

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in appropriate sections of the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission.

Very truly yours, /s/ Snell & Wilmer L.L.P.